Exhibit h(iv) under Form N-1A
                                           Exhibit 10 under Item 601/ Reg. S-K
          FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

AGREEMENT dated as of November 8, 2000 by and between VISION GROUP OF FUNDS (the "Trust") and State Street Bank and Trust Company ("State Street").

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS the Trust and State Street entered into a certain custody contract dated as of November 8, 2000, as amended and in effect from time to time (the "Custody Contract"), on behalf of certain portfolios of the Trust (the "Portfolios");

WHEREAS, the Trust desires to retain State Street as financial administrator (the "Financial Administrator") to furnish certain financial administrative services on behalf of the Portfolios;

WHEREAS, the Trust desires to retain State Street as accounting agent (the "Accounting Agent") to perform certain accounting and recordkeeping services on behalf of the Portfolios; and

WHEREAS, State Street is willing to perform such services on the terms provided herein.

NOW, THEREFORE, the parties agree as follows:


I.  APPOINTMENT

    A.      Of State Street as the Financial Administrator

The Trust hereby appoints State Street to act as Financial Administrator with respect to the Trust for purposes of providing certain financial administrative services for the period and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the financial administrative services stated herein.

The Trust will initially consist of the Portfolios identified under the Custody Contract. In the event that the Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Financial Administrator to act as financial administrator hereunder, the Company shall notify the Financial Administrator in writing. Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Trust and the Financial Administrator at the time of the addition of the Portfolio.

   B.   Of State Street as the Accounting Agent

The Trust hereby appoints State Street to act as Accounting Agent with respect to certain Portfolios for purposes of providing certain accounting and recordkeeping services for the period and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the accounting and recordkeeping services stated herein.

The Trust will initially consist of the Portfolios identified under the Custody Contract. In the event that the Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Accounting Agent to act as accounting agent hereunder, the Company shall notify the Accounting Agent in writing. Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Trust and the Accounting Agent at the time of the addition of the Portfolio.


II. REPRESENTATIONS and WARRANTIES

   A.   By State Street .  State Street represents and warrants that:

1.    It is a Massachusetts  trust company,  duly organized and existing under the laws of The Commonwealth of Massachusetts;

2.    It has the  corporate  power and  authority  to carry on its business in
           The Commonwealth of Massachusetts;

3.    All requisite corporate  proceedings have been taken to authorized it to enter into and perform this Agreement;

4.    No  legal  or   administrative   proceedings  have  been  instituted  or
           threatened which would impair State Street's ability to perform its duties and obligations under this Agreement; and

5.    Its entrance into this  Agreement  shall not cause a material  breach or be in material conflict with any other agreement or obligation of State Street or any law or regulation applicable to it.

b.    By the Trust.  The Trust represents and warrants that:

1.    It is a business trust,  duly  organized,  existing and in good standing under the laws of Delaware;

2.    It  has  the  power  and  authority  under  applicable  laws  and by its
           Agreement and Declaration of Trust to enter into and perform this Agreement;

3.    All requisite  proceedings have been taken to authorize it to enter into and perform this Agreement;

4.    With respect to each  Portfolio,  it is an investment  company  properly registered under the 1940 Act;

5.    A  registration  statement  under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

6.    No  legal  or   administrative   proceedings  have  been  instituted  or
           threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

7.    Its entrance into this Agreement will not cause a material  breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

8.    As of the close of business on the date of this Agreement,  the Trust is authorized to issue shares of capital stock.


III.  DUTIES of STATE STREET

a. As the Financial Administrator. The Financial Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Trust and the review and comment by the Trust's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Financial
Administrator:

1.    Oversee  the  determination  and  publication  of the  Trust's net asset value ("NAV") in accordance with the Trust's policy as adopted from time to time by the Board of Trustees of the Trust (the "Board");

2.    Oversee the  maintenance  by State Street as Custodian of certain  books and records of the Trust as required under Rule 31a-1(b) of the 1940 Act;

3.    Compile and deliver to the Trust, fund performance  statistics including yields and total returns;

4.    Prepare and submit for  approval by officers of the Trust a fund expense budget, review expense calculations and arrange for payment of the Trust's expenses;

5.    Prepare  for review and  approval  by  officers  of the Trust  financial information for the Trust's semi-annual reports, proxy statements and other communications required or otherwise to be sent to shareholders;

6.    Prepare for review by an officer of and legal  counsel for the Trust the
           Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and SEC Rule 24f-2 notices and such other reports, forms or filings as may be mutually agreed upon;

7.    Prepare  reports  relating to the  business  and affairs of the Trust as may be mutually agreed upon and not otherwise prepared by the Trust's investment adviser, custodian, legal counsel or independent accountants;

8.    Make  such  reports  and  recommendations  to the Trust  concerning  the performance of the independent accountants as the Trust may reasonably request;

9.    Make  such  reports  and  recommendations  to the Trust  concerning  the performance and fees of the Trust's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Trust may reasonably request or deems appropriate;

10.   Oversee and review  calculations of fees paid to the Trust's  investment adviser, custodian, fund administrator and Transfer Agent;

11.   Consult  with  the  Trust's  officers,  independent  accountants,  legal counsel, custodian, fund administrator and Transfer Agent in establishing the accounting policies of the Trust;

12.   Respond  to,  or  refer  to the  Trust's  officers  or  Transfer  Agent, shareholder inquiries relating to the Trust;

13.   Prepare  fund income  forecasts  and submit for  approval by officers of the Trust, recommendations for fund income dividend distributions;

14.   Review and provide assistance on shareholder communications;

15.   File  annual  and  semi-annual  N-SAR  with the  appropriate  regulatory agencies;

16.   Review text of "President's  letters" to shareholders and  "Management's
           Discussion of Corporate Performance" (which shall also be subject to review by the Trust's legal counsel); and

17.   Maintain  continuing  awareness of significant  emerging  regulatory and legislative developments which may affect the Trust, and provide related planning assistance where requested or appropriate.

The Financial Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

   B.   As the Accounting Agent.

1.    Books of  Account.  The  Accounting  Agent shall  maintain  the books of account of the Trust and shall perform the following duties in the manner prescribed by the Trust's currently effective prospectus, statement of additional information or other governing document, certified copies of which have been supplied to the Accounting Agent (a "Governing Document"):

           a. Value the assets of the Trust using: primarily, market quotations including the use of matrix pricing supplied by the independent pricing services selected by the Accounting Agent in consultation with the Trust's investment adviser (the "Adviser") or sources selected by the Adviser and reviewed by the Board; secondarily, for securities for which no market price is available, the Pricing Committee of the Board (the "Committee") will determine a fair value in good faith.
              Consistent with Rule 2a-4 of the 1940 Act, estimates may be used where necessary or appropriate; or thirdly, such other procedures as may be adopted by the Board. The Accounting Agent is not the guarantor of the securities prices received from such pricing agents and the Accounting Agent is not liable to the Trust for potential errors in valuing a Portfolio's assets or calculating the NAV per share of such Portfolio or class when the calculations are based upon such prices;

b.    Determine the NAV per share of each Portfolio  and/or class, at the time and in the manner from time to time determined by the Board and as set forth in the Prospectus of the Trust;

c.    Calculate the net income of each of the Portfolios, if any;

d.    Calculate  realized  capital  gains or losses of each of the  Portfolios resulting from sale or disposition of assets, if any;

e.    Maintain  the general  ledger and other  accounts,  books and  financial records of the Trust, including for each Portfolio, and/or class, as required under Section 31(a) of the 1940 Act and the Rules thereunder in connection with the services provided by State Street;

f.    At the request of the Trust,  prepare various reports or other financial documents in accordance with generally accepted accounting principles as required by federal, state and other applicable laws and regulations; and

g.    Such other similar services as may be reasonably requested by the Trust.

The Trust shall provide timely prior notice to the Accounting Agent of any modification in the manner in which such calculations are to be performed as prescribed in any revision to the Trust's governing document. The Accounting Agent shall not be responsible for any revisions to calculations unless such revisions are communicated in writing to the Accounting Agent.

        2. Records. The Accounting Agent shall create and maintain all records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of the Trust under the 1940 Act, specifically Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Accounting Agent be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. Subject to Section XVI below, the Accounting Agent shall preserve for the period required by law the records required to be maintained thereunder.


IV.   DUTIES of the TRUST

   A. Delivery of Documents. The Trust will promptly deliver to the Financial Administrator copies of each of the following documents and all future amendments and supplements, if any:

1.    The Trust's Agreement and Declaration of Trust;

2.    The  Trust's  currently  effective   registration  statement  under  the
           Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional Information (the "Prospectus") relating to all Portfolios and all amendments and supplements thereto as in effect from time to time;

3.    Certified  copies of resolutions of the Board  authorizing (a) the Trust to enter into this Agreement and (b) certain individuals on behalf of the Trust to (i) give instructions to the Financial Administrator pursuant to this Agreement and (ii) sign checks and pay expenses;

4.    The investment  advisory  agreement between the Trust and its investment adviser; and

5.    Such other  certificates,  documents  or  opinions  which the  Financial
           Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

The Trust shall provide, or shall cause a third party to provide, timely notice to the Accounting Agent of all data reasonably required as a condition to the Accounting Agent's performance described in Section III.B hereunder.

State Street is authorized and instructed to rely upon any and all information it receives from the Trust or any third party. State Street shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of the Trust.

If so directed to calculate the Trust's NAV, State Street shall value the Trust's securities and other assets utilizing prices obtained from sources designated by the Trust, or the Trust's duly-authorized agent, on a Price Source Authorization substantially in the form attached hereto as Exhibit A or otherwise designated by means of Proper Instructions (as such term is defined herein) (collectively, the "Authorized Price Sources"). State Street shall not be responsible for any revisions to the methods of calculation adopted by the Trust unless and until such revisions are communicated in writing to the Custodian.

   B. Proper Instructions. The Trust shall communicate to State Street by means of Proper Instructions. Proper Instructions shall mean (i) a writing signed or initialed by one or more persons as the Board shall have from time to time authorized or (ii) communication effected directly between the Trust or its third-party agent and State Street by electro-mechanical or electronic devices, provided that the Trust and State Street have approved such procedures. State Street may rely upon any Proper Instruction believed by it to be genuine and to have been properly issued by or on behalf of the Trust. Oral instructions shall be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions. The Trust shall cause all oral instructions to be confirmed in accordance with clauses (i) or (ii) above, as appropriate. The Trust shall give timely Proper Instructions to State Street in regard to matters affecting accounting practices and State Street's performance pursuant to this Agreement.


V.    COMPLIANCE WITH GOVERNMENTAL RULES and REGULATIONS; RECORDS

The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.


VI.     WARRANTIES

If, prior to the Accounting Agent's calculation of the current NAV, the Trust notifies the Accounting Agent that any of its accounting services are erroneous in any material respect, the Accounting Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Accounting Agent may obtain certain data included in the accounting services are solely responsible for the contents of such data and the Trust agrees to make no claim against the Accounting Agent arising out of the contents of such third-party data including, but not limited to, the accuracy thereof. The Accounting Agent makes no warranties with respect to the calculations and data processing it provides the Trust and/or any third party agent of the Trust insofar as it relates to the qualification of the Trust as a regulated investment company under state or federal securities and tax laws, or any requirements or obligations thereunder.



VII.  FORCE MAJEURE

State Street shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Trust as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, computer viruses, communication disruption or other impossibility of performance.


VIII.   INSTRUCTIONS and ADVICE

At any time, State Street may apply to any officer of the Trust for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust, provided that State Street first obtains consent of the Trust which shall not be unreasonably withheld, with respect to any matter arising in connection with the services to be performed by State Street under the terms of this Agreement. In its capacity as the Financial Administrator or as the Accounting Agent under the terms of this Agreement, State Street shall not be liable, and shall be indemnified by the Trust for any action taken or omitted by it in good faith reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. State Street shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon State Street any obligation to seek such instructions or advice, or to act in accordance with such advice when received.


IX.   NOTICES

All notices shall be in writing and deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender:

If to State Street:     LaFayette Corporate Center
                  2 Avenue de LaFayette LCC2S
                  Boston, Massachusetts  02111
                  ATTN:  Alan Greene
                  Telephone:  (617) 662-2852
                  Facsimile:  (617) 662-2866

If to the Trust:        Vision Group of Funds
                  5800 Corporate Drive
                  Pittsburgh, PA  15237-7010
                  ATTN: Secretary
                  Telephone: (412) 288-1900
                  Facsimile:  (412) 288-8141


X.      CONFIDENTIALITY

State Street agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Trust or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Trust.


XI.     LIMITATION of LIABILITY and INDEMNIFICATION

State Street shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under
Section XVI, shall have no responsibility for the actions or activities of any other party, including other service providers. State Street shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely and directly caused by or resulting from the negligence, reckless misconduct, willful malfeasance or lack of good faith of State Street, its officers or employees. STATE STREET SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) IN ANY WAY DUE TO THE TRUST'S USE OF THE SERVICES DESCRIBED HEREIN OR THE PERFORMANCE OF OR FAILURE TO PERFORM STATE STREET'S OBLIGATIONS UNDER THIS AGREEMENT. This disclaimer applies without limitation to claims regardless of the form of action, whether in contract (including negligence), strict liability, or otherwise and regardless of whether such damages are foreseeable.

The Trust shall indemnify and hold State Street harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by State Street resulting from any claim, demand, action or suit in connection with State Street's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust, provided that this indemnification shall not apply to actions or omissions of State Street, its officers or employees in cases of its or their own negligence or willful misconduct.

The indemnification contained herein shall survive the termination of this Agreement.


XII.    EXCLUSIVE REMEDY

State Street's total liability during any twelve-month period shall be limited to the aggregate amount of fees earned by State Street during the last twelve months prior to the time the event giving rise to liability occurs pursuant to: Article 3 of the Portfolio and Administrative Services Agreement between Federated Services Company and State Street Bank and Trust Company dated November 3, 1997, as may be amended from time to time; Article XV of the Financial Administration and Accounting Services Agreement between 4 Winds Family of Funds and State Street Bank and Trust Company dated October 13, 2000, as may be amended from time to time; and Article XV hereunder. Provided however, claims for any such actual or direct damages shall be paid on a first come first serve basis to the Trust, Federated Services Company and 4 Winds Family of Funds, as the case may be.


XIII.   SERVICES NOT EXCLUSIVE

The services of State Street to the Trust are not to be deemed exclusive and State Street shall be free to render similar services to others. State Street shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.


XIV.    TERM; TERMINATION; AMENDMENT

   A. Term. This Agreement shall become effective on the date first written above and shall remain in full force and effect unless either party terminates this Agreement as provided herein.

   B. Termination. Either party may terminate this Agreement by at least sixty (60) days' prior written notice to the other party.

Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement with respect to any other Portfolio.

Upon termination of this Agreement, the Trust shall pay to State Street such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

   C. Amendment. This Agreement may be modified or amended from time to time by the mutual agreement of the parties hereto. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term "Agreement", as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.


XV.   FEES, EXPENSES and EXPENSE REIMBURSEMENT

State Street shall receive from the Trust such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Trust shall reimburse State Street for its out-of-pocket costs incurred in connection with this Agreement including all costs and expenses including reasonable attorney's fees, incurred by State Street to collect any charges due under this Agreement.

The Trust agrees to promptly reimburse State Street for any equipment and supplies specially ordered by or for the Trust through State Street and for any other expenses not contemplated by this Agreement that State Street may incur on the Trust's behalf at the Trust's request or with the Trust's consent.

The Trust will bear all expenses that are incurred in its operation and not specifically assumed by State Street. Expenses to be borne by the Trust include, but are not limited to: Organization expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by State Street under this Agreement); cost of any services contracted for by the Trust directly from parties other than State Street; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Trust's tax returns, Form N-1A or N-2 and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Trust's NAV.

State Street is authorized to and may employ or associate with such person or persons as it may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by State Street and State Street shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.


XVI.  ASSIGNMENT; SUCCESSOR AGENT

   A. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign to a successor all of or a substantial portion of its business, or to a party controlling, controlled by, or under common control with such party.

   B. Successor Agent. This Agreement shall be binding on and shall inure to the benefit of each party and to their successors and permitted assigns. If a successor agent for the Trust shall be appointed by the Trust, State Street shall upon termination deliver to such successor agent at the office of State Street all properties of the Trust held by it hereunder.

In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by State Street under this Agreement. Thereafter, such bank or trust company shall be the successor of State Street under this Agreement.


XVII. ENTIRE AGREEMENT

This Agreement (including all schedules and attachments hereto) constitutes the entire Agreement between the parties with respect to the subject matter hereof and terminates and supersedes all prior agreements, representations, warranties, commitments, statements, negotiations and undertakings with respect to such services to be performed hereunder whether oral or in writing.


XXIII.      WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.


XIX.  HEADINGS NOT CONTROLLING

Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.


XX.   SURVIVAL

After expiration or termination of this Agreement, all provisions relating to payment shall survive until completion of required payments. In addition to those provisions which specifically provide for survival beyond expiration or termination, all provisions regarding indemnification, warranty, liability and limits thereon shall survive, unless and until the expiration of any time period specified elsewhere in this Agreement with respect to the provision in question.



XXI.  SEVERABILITY

In the event any provision of this Agreement is held illegal, invalid, void or unenforceable, the balance shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.


XXII. GOVERNING LAW; JURISDICTION

This Agreement shall be deemed to have been made in the Commonwealth of Massachusetts and shall be governed by and construed under and in accordance with the laws of the Commonwealth of Massachusetts without giving effect to its conflict of laws principles and rules. The parties agree that any dispute arising herefrom shall be subject to the exclusive jurisdiction of courts sitting in the Commonwealth of Massachusetts.


XXIII.      REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


                      [Remainder of Page Intentionally Blank]



      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


STATE STREET BANK AND TRUST COMPANY




By:    /s/ Ronald E. Logue
     ----------------------------------------

Name:  Ronald E. Logue
       ------------------------------------------------------------------

Title:  Vice Chairman and Chief Operating Officer





VISION GROUP OF FUNDS




By:  /s/  Beth S. Broderick
     ----------------------------------------

Name:  Beth S. Broderick

Title:  Vice President

                                  EXHIBIT A
      to the Financial Administration and Accounting Services Agreement
                              MTB GROUP OF FUNDS
                              MTB Balanced Fund
                            MTB Equity Income Fund
                            MTB Equity Index Fund
                               MTB Income Fund
                       MTB Intermediate-Term Bond Fund
                        MTB International Equity Fund
                          MTB Large Cap Growth Fund
                         MTB Large Cap Growth Fund II
                           MTB Large Cap Stock Fund
                           MTB Large Cap Value Fund
                         MTB Large Cap Value Fund II
               MTB Managed Allocation Fund - Aggressive Growth
              MTB Managed Allocation Fund - Aggressive Growth II
              MTB Managed Allocation Fund - Conservative Growth
             MTB Managed Allocation Fund - Conservative Growth II
                MTB Managed Allocation Fund - Moderate Growth
               MTB Managed Allocation Fund - Moderate Growth II
                       MTB Maryland Municipal Bond Fund
                           MTB Mid Cap Growth Fund
                            MTB Mid Cap Stock Fund
                            MTB Money Market Fund
                          MTB Multi Cap Growth Fund
                       MTB New York Municipal Bond Fund
                   MTB New York Tax Free Money Market Fund
                       MTB Pennsylvania Muni Bond Fund
                         MTB Prime Money Market Fund
                 MTB Pennsylvania Tax Free Money Market Fund
                   MTB Short Duration Government Bond Fund
                      MTB Short-Term Corporate Bond Fund
                           MTB Small Cap Stock Fund
                          MTB Small Cap Growth Fund
                           MTB Social Balanced Fund
                        MTB Tax Free Money Market Fund
                         MTB US Government Bond Fund
                     MTB US Government Money Market Fund
                      MTB US Treasury Money Market Fund



Revised 4/29/05
------------------------------------------------------------------------------


                                 STATE STREET

------------------------------------------------------------------------------
                              MTB Group of Funds
        Custody, Fund Accounting and Fund Administration Fee Schedule


CUSTODY AND FUND ACCOUNTING SERVICES:

Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions. Maintain investment ledgers, provide selected general ledger reports, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily.

FUND ADMINISTRATION SERVICES:

Reporting/
Audit Coordination:     Semi-annual and annual financial statement
                  preparation, NSAR preparation and filing, drafting of Form 24 notice, audit co-ordination including completion of audit letters, rating and survey agency reporting and daily and periodic client reporting

Performance:            Total returns (before and after tax) and SEC Yield
calculation oversight

Treasury Services:      Expense budgeting and invoice processing,
                  distribution forecasting, NAV oversight

------------------------------------------------------------------------------
                                     Fees
------------------------------------------------------------------------------

The fee below is an annual charge, billed and payable monthly, based on average monthly net assets.

Domestic Custody (Global schedule attached - Exhibit 1)
      First $250 Million                  .50 BP
      Next $250 Million                   .33 BP
      Excess                              .25 BP
Fund Accounting and Fund Administration (Domestic and Global)
      First $5 Billion                    3.70 BP's
      Next $5 Billion                     3.40 BP's
      Next $10 Billion                    3.15 BP's
      Over $20 Billion                    2.90 BP's
Out of Pocket
      Domestic                      Waived
      Global                              Bill as incurred
------------------------------------------------------------------------------

                                   Payment

------------------------------------------------------------------------------
The above fees will be charged monthly against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

-------------------------------------------------------------------------------
MTB GROUP OF FUNDS                         STATE STREET BANK AND TRUST COMPANY

BY:     /S/ BETH S. BRODERICK              BY:    /S/ MICHAEL HAGERTY
        -----------------------------------       -----------------------------
        -----------------------------------       -----------------------------
TITLE:  VICE PRESIDENT                     TITLE: SENIOR VICE PRESIDENT
        -----------------------------------       -----------------------------
        -----------------------------------       -----------------------------
DATE:   12/3/03                            DATE:  12/15/03
-------------------------------------------------------------------------------


Exhibit # 1
Attachment to Custody, Fund Accounting and Fund Administration Fee Schedule

------------------------------------------------------------------------------
                                 State Street
------------------------------------------------------------------------------

                         Global Custody Fee Schedule
                              MTB Group of Funds


Custody: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.



===================================================================================
   COUNTRY     * HOLDING   TRANSACTION      COUNTRY      *HOLDING     TRANSACTION
               CHARGES IN    CHARGES                    CHARGES IN      CHARGES
                 BASIS     (PER TRADE)                 BASIS POINTS   (PER TRADE)
                 POINTS                                (ANNUAL FEE)
              (ANNUAL FEE)
========================================  =========================================

Argentina        35.0          $125       Lebanon          40.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------
Australia         5.0           $25       Lithuania        35.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Austria          10.0           $25       Luxembourg       35.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Bahrein          50.0          $150       Malaysia         15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Bangladesh       45.0          $125       Mauritius        45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Belgium          10.0           $50       Mexico           15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Bermuda          65.0          $150       Morocco          35.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Bolivia          45.0          $125       Namibia          45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Botswana         40.0          $150       Netherlands      15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Brazil           35.0          $100       New Zealand       5.0            $25
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Bulgaria         50.0          $100       Norway           15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Canada            3.0           $25       Oman             65.0           $150
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Chile            40.0          $100       Pakistan         45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
China            35.0          $100       Peru             45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Colombia         45.0          $150       Philippines      15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Croatia          50.0          $100       Poland           45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Cyprus           45.0          $125       Portugal         15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Czech            35.0          $100       Romania          75.0           $100
Republic
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Denmark           5.0           $25       Russia           55.0           $300
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Ecuador          35.0          $100       Singapore        15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Egypt            35.0          $100       Slovakia         45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Estonia          50.0           $50       Slovak           45.0            $75
                                          Republic
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Euroclear         5.0           $25       Slovania         75.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Finland          15.0           $60       South Africa      5.0            $25
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
France            6.0           $25       South Korea      45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Germany           5.0           $25       Spain            15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Ghana            35.0          $100       Sri Lanka        35.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Greece           45.0          $125       Swaziland        75.0           $200
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Hong Kong         9.0           $50       Sweden           15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Hungary          45.0          $125       Switzerland       5.0            $25
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Iceland          35.0           $50       Taiwan           35.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
India            45.0          $125       Thailand         15.0            $50
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Indonesia        15.0           $50       Trinidad &       35.0           $100
                                          Tobago
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Ireland          15.0           $50       Tunisia          45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Israel           35.0          $100       Turkey           35.0           $100
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Italy             5.0           $25       Ukraine          75.0           $300
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Ivory Coast      75.0          $150       United            5.0            $25
                                          Kingdom
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Jamaica          45.0          $125       Uruguay          45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Japan             5.0           $25       USA                        Refer to
                                                                     Domestic
                                                                     Fee Schedule
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Jordan           45.0          $125       Venezuela        45.0           $125
----------------------------------------  -----------------------------------------
----------------------------------------  -----------------------------------------
Kenya            35.0          $100       Zambia           35.0           $100
----------------------------------------  -----------------------------------------
Latvia           65.0           $50       Zimbabwe         35.0           $100
-----------------------------------------------------------------------------------
----------------------------------------  -----------------------------------------

-----------------------------------------------------------------------------------



3
::ODMA\PCDOCS\PGHLIB\1557839\1
Page 3 of 19
                       STATE STREET BANK - MUTUAL FUNDS

                         PRICE SOURCE AUTHORIZATION


FUND:  VISION FUNDS
       -----------------------------------------------
SIGNATURE:
          --------------------------




                     ------------------------------------------------------------------------------------------------------------
      INVESTMENT      BRIDGE   BRIDGE    BRIDGE                                OPTIONS        (3)      (2)      (1)      (1)
                                                                               --------
      TYPE             NYSE    NASDAQ INTERNATIONAL                           REPORTING      MANUAL  BACK-UP          TOLERANCE
                                                                              ----------
                       AMEX                         LS/BIDLS/MEAN     MEAN PRICE AUTHORITY   QUOTES   SOURCE   INDEX  PERCENTAGE
                                                                           ---------------
                                                                           LS/BID
                                                                           LS/MEAN
                     ------------------------------------------------------------------------------------------------------------
                     ------------------------------------------------------------------------------------------------------------

I.    LISTED             X       X                           X                                         IDC    SP500/     10%
      EQUITIES                                                                                                 NASD
                     ------------------------------------------------------------------------------------------------------------
                     ------------------------------------------------------------------------------------------------------------

II.   OTC EQUITIES               X                           X                                         IDC    SP500/     10%
                                                                                                               NASD
                     ------------------------------------------------------------------------------------------------------------
                     ------------------------------------------------------------------------------------------------------------

III.  FOREIGN
      EQUITIES
                     ------------------------------------------------------------------------------------------------------------
                     ------------------------------------------------------------------------------------------------------------

IV.   EQUITY OPTIONS     X       X                           X                                       REUTERS   CBOT       5%

                     ------------------------------------------------------------------------------------------------------------
                     ------------------------------------------------------------------------------------------------------------

V.    FUTURES            X       X                           X                                       REUTERS   CBOT       5%
                     ------------------------------------------------------------------------------------------------------------
                     ------------------------------------------------------------------------------------------------------------

VI.   MUTUAL FUNDS/
      PENSION
      FUNDS/
      SEPARATE
      ACCOUNTS
                     ------------------------------------------------------------------------------------------------------------



INSTRUCTIONS:     For each security type, allowed by the Fund prospectus,
please indicate the primary price source and a back-up source to be used in calculating
Net Asset Value for the Fund identified above.  In the instance the primary and secondary vendor do not cover the issue an alternative independent pricing service valuation will be used.  Also, please indicate a published market index and tolerance range (in terms of percent) to be used for reasonability testing.  If you do not wish to use a published index please indicate N/A but do not leave blank.

(1) * INDEX/TOLERANCE CHECK: The price movement for a particular investment is compared to the index movement. If the price movement of the investment exceeds the index movement by more than the percentage authorized on this form, then the investment price will be verified using the back-up source authorized. The index and tolerance information authorized here will be the basis for this reasonability test.

(2) BACK-UP SOURCE: The following sources are available for back-up, price verification and historical price and yield information: Bloomberg, Bridge, Reuters, and Telerate. Please do not leave blank.

(3) MANUAL QUOTES AND PRIVATE PLACEMENTS: Please specify the source for private placements or manual quotes as necessary.
See page 3 to list additional information if needed.


Prices1doc


                       STATE STREET BANK - MUTUAL FUNDS

                         PRICE SOURCE AUTHORIZATION


                   -------------------------------------------------------------------------------------------
      INVESTMENT   MERRILL
      TYPE          LYNCH    KENNY / S&    MULLER    INTERACTIVE  FRI     (3)       (2)     (1)      (1)
                   SECURITIESP / BRIDGE     DATA         DATA     CORP.  MANUAL   BACK-UP         TOLERANCE
                   PRICING                               CORP            QUOTES   QUOTES   INDEX  PERCENTAGE
                   SERVICE
                            MEAN         MEAN        MEAN
                            BID          BID         BID

                   -------------------------------------------------------------------------------------------
                   -------------------------------------------------------------------------------------------
VII.  LISTED BONDS
      IS LAST SALE
      REQUIRED
      WHEN                     X                                                    IDC    USTB       1%
      AVAILABLE
      YES__X__
      NO_______
                   -------------------------------------------------------------------------------------------
                   -------------------------------------------------------------------------------------------
VIII. CORPORATE
      BONDS                    X                                                    IDC    USTB       1%
                   -------------------------------------------------------------------------------------------
                   -------------------------------------------------------------------------------------------
IX.   U.S.
      GOVERNMENT               X                                                    IDC    USTB       1%
      OBLIGATIONS
                   -------------------------------------------------------------------------------------------
                   -------------------------------------------------------------------------------------------
X.    MORTGAGE -
      BACKED                   X                                                    IDC    USTB       1%
      SECURITIES
                   -------------------------------------------------------------------------------------------
                   -------------------------------------------------------------------------------------------
XI.   MUNICIPAL
      BONDS                    X                                                    IDC    CBOT       1%
                   -------------------------------------------------------------------------------------------
                   -------------------------------------------------------------------------------------------
XII.  FIXED INCOME
      OPTIONS

                   -------------------------------------------------------------------------------------------
                   -------------------------------------------------------------------------------------------
XIII. FOREIGN
      BONDS
                   -------------------------------------------------------------------------------------------









                       STATE STREET BANK - MUTUAL FUNDS

                          PRICE SOURCE AUTHORIZATION

  XIII. Private Placements and Other Manual Quotes Information *Please
Reference Single Quote Broker Report.



-------------------------------------------------------------------------------------------------------------------------------
INVESTMENT TYPE                   ADVISOR                BROKER           OTHER            ADDITIONAL INFORMATION:
                                                                                           CONTACT NAME, TELEPHONE NUMBER
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------




INSTRUCTIONS:     For all investment types which require manual quotes,
please list the source of the quotes and any additional information needed to obtain these quotes.
                        For `Funds of Funds' holding mutual funds, separate accounts, or pensions funds that are not listed or are not available via NASDAQ, please specify source and additional information.


psa.doc/3